UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2008

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ	07410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code   (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Amendment to Material Definitive Agreement.

Effective as of October 1, 2008, Vyteris, Inc. (the “Company”) entered into an agreement with Spencer Trask Specialty Group, LLC and its affiliates (“STSG”) to amend the Working Capital Facility and the January 2006 Promissory Note and 2006 Promissory Notes (for further reference on these Promissory Notes, refer to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008), which the Company has with STSG (collectively referred to as the “Debt”).  STSG unconditionally agrees to amend the terms of the Debt as follows:

(i)	to extend the maturity date of the Debt to June 30, 2010,

(ii)
to obtain the agreement of STSG and its affiliates to subordinate rights with regard to certain security interests in certain collateral of the Company to new security interests to be granted up to an additional $5,000,000 principal amount of further secured indebtedness, which the Company may seek, and

(iii)
to obtain the agreement of STSG and its affiliates to subordinate rights with regard to an additional $3,500,000 in possible future advances of and/or loans against the Phase III milestone payment which may become due from Ferring Pharmaceuticals under its License and Development Agreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer

Dated:  October 3, 2008